AGREEMENT FOR THE PURCHASE AND SALE OF REAL PROPERTY


      THIS AGREEMENT, made and entered into as of this 9th day of July, 1999, by and between HENDERSON'S WHARF MARINA L.P. a Maryland Limited Partnership having the address at 1001 Fell Street, Baltimore, MD (hereinafter referred to as "Seller"), and HENDERSON'S WHARF MARINA, INC., a Massachusetts corporation, having a principal place of business at 45 Broad Street, Boston, MA 02110 (hereinafter referred to as "Purchaser").

                                   WITNESSETH

      WHEREAS, Seller desires to sell and Purchaser desires to purchase all of Seller's right, title and interest in and to the real property more particularly hereinafter described upon the terms and conditions hereinafter set forth; and

      NOW, THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth, the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration paid by Purchaser to Seller, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby covenant and agree as follows:

      1. Sale of Property. Seller will sell to Purchaser and Purchaser will purchase from Seller, upon the terms and conditions hereinafter set forth, the following:

            (i) that certain parcel of property (the "Land") containing approximately 1.92 acres together with a 256 slip marina located at 1001
      Fell Street, Baltimore, Maryland more fully described in Exhibit A including all right title and interest of Seller in and to all streets, alleys and rights of way.

            (ii) all buildings, structures (including boat docks and slips) and improvements (collectively the "Improvements") presently owned by Seller, located on the premises and used by Seller in connection with Seller's marina business including without limitation, all mechanical systems, fixtures, equipment, electrical systems and plumbing systems.

            (iii) all of Seller's interest as Lessor under leases or rental agreements covering use of real property including boat slips.

            (iv) all of Seller's inventories as of the date of closing.

            (v) all of Seller's licenses, permits and other governmental authorization relating to the operation of a marina at the land.

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      2.  Purchase  Price and  Method of  Payment.  The  purchase  price for the
Property shall be TWO HUNDRED THOUSAND AND NO/100 ($200,000.00) DOLLARS (the "Purchase Price"). The Purchase Price shall be paid to Seller at the time of delivery and recording of the deed (the "Closing") by certified, cashier's, treasurer or bank check or Federal Reserve wired funds into a bank account designated by Seller, which designation shall be made not less than 72 hours prior to the Closing date.

      3. Deposit of Earnest Money. Simultaneously with the execution of this Agreement, Purchaser shall deliver to Franklin H. Levy, Esq., 265 Franklin Street, Boston, Massachusetts ("Escrow Agent"), as "Earnest Money" the sum of ONE THOUSAND DOLLARS ($1,000.00). The Earnest Money shall be held by Escrow Agent in an interest-bearing escrow account, subject to the terms of this Agreement, and shall be duly accounted for at the Closing. All interest earned on the Earnest Money is to be accounted for and allocated to the Purchaser if the Closing occurs; or paid to Purchaser if the Earnest Money is returned to Purchaser under the terms of this Agreement; or if Seller shall retain the Earnest Money under the provisions of Section 3(f) hereof, then the entire amount of interest earned shall be paid to Seller. Said escrow account shall be maintained by the Escrow Agent until such time as the Earnest Money and the interest thereon have been delivered to the Purchaser, the Seller, or a court of competent jurisdiction in accordance with the provisions of the Agreement, and shall terminate on the date of such delivery.

      (a) If Purchaser exercised any of Purchaser's options to terminate this Agreement pursuant to a right expressly granted to Purchaser hereunder to do so, then the Earnest Money and all other payments made to Escrow Agent by Purchaser hereunder shall be promptly refunded in full by Escrow Agent to Purchaser.

      (b) The Escrow Agent shall account for the Earnest Money in accordance with the terms of this Agreement, or in such other manner as may be directed in a joint written notice from Seller and Purchaser directing some other disbursement of the Earnest Money. If the Escrow Agent received written notice from either the Purchaser or Seller that the other party has defaulted in the performance of its obligations under this Agreement or that any condition to the performance of obligations under this Agreement has not been fulfilled within the time period stipulated, which notice shall describe in reasonable detail such default or non-performance, then the Escrow Agent shall (i) promptly give notice to the party alleged to have defaulted or to have failed to fulfill it obligation of the Escrow Agent's receipt of such notice from the other party and shall enclose a copy of such notice from the other party, and (ii) subject to the provisions of Section 3(c) below which shall apply if a conflict arises, on the fourteenth (14th) day after the giving of the notice referred to above, deliver the Earnest Money and the interest thereon to the party claiming the right to receive it.

      (c) If the Escrow Agent is uncertain as to its duties or actions hereunder, or receives instructions or a notice from Purchaser or Seller which are in conflict with instructions or a notice from the other party or which, in the reasonable opinion of the Escrow Agent, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to take any of

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the following courses of action: (i) hold the Earnest Money as provided above in
Section 3(b) and decline to take any further action until the Escrow Agent receives a joint written direction from Purchaser and Seller or an order of a court of competent jurisdiction directing the disbursement of the Earnest Money, in which case the Escrow Agent shall then disburse the Earnest Money in accordance with such direction; (ii) in the event of litigation between Purchase and Seller, deliver the Earnest Money and all interest thereon to the clerk of any court in which such litigation is pending; or (iii) deliver the Earnest Money and all interest thereon to a court of competent jurisdiction and commence an action for interpleader in such court, whereupon the Escrow Agent shall have no further duty with respect to the Earnest Money.

      (d) The Escrow Agent shall not be liable for any action taken or omitted in good faith and may rely upon any directions, instruction, notices, certificates, instruments, requests, papers or other documents believed by it to be genuine and to have been made, sent, signed or presented by the proper party or parties.

      (e) Notwithstanding any other provisions of this Agreement, Purchaser and Seller jointly indemnify and hold harmless the Escrow Agent against any losses, costs, liabilities, claims and expenses incurred by the Escrow Agent arising out of or in connection with its services under the terms of this Agreement, including the costs and expenses of any interpleader action involving the Earnest Money or defending itself against any claim or liability. The Escrow Agent shall be entitled to charge a reasonable fee for its normal services hereunder as Escrow Agent which fee shall be paid by Purchaser.

      (f) If Purchaser shall fail to fulfill its agreements herein on the Closing date, or any extension thereof, Seller's sole and exclusive remedy shall be to retain the Earnest Money and any interest earned thereon as full and complete liquidated damages, both at law and in equity, whereupon this Agreement shall terminate without further recourse to either party; provided, however, that Purchaser shall continue to be obligated under Section 8(a)(i) and (iii).

      4. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that as of the date hereof (and on the Closing date shall reaffirm all such representations and warranties as of the date) as follows:

      (a) Seller holds the entire ownership interest in the Property and all rights appurtenant thereto, and the signature of no other party is required to convey any of such interests and rights. Such signature is subject to Seller obtaining approval from a majority in interest of the limited partners of Historic Preservation Properties 1990 L.P. Tax Credit Fund (hereinafter referred to as "HPP 90"). See Section 28 of this agreement

      (b) Subject to the release of all mortgages on the Property, Seller has the legal right, power and authority to enter into this Agreement and to sell the Property in accordance with the terms hereof, and to perform all of its obligations hereunder, and Seller has granted no option or contract to any other person or entity to purchase the Property. This Agreement constitutes the legal,

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valid and binding  obligation  of Seller,  enforceable  in  accordance  with its terms. The execution by the Seller and delivery of this Agreement, and the performance by Seller of its obligations hereunder, have been duly authorized and will not conflict with, or result in a breach of any of the terms, covenants, and provisions of any agreement or instrument to which Seller of its obligations hereunder, have been duly authorized and will not conflict with, or result in a breach of any of the terms, covenants, and provisions of any agreement or instrument to which Seller is a party or by which it is bound, or, to the best of Seller's knowledge, any regulation, order, judgment, writ, injunction or decree of any court or governmental authority. The officer signing this Agreement on behalf of Seller is duly authorized to execute the same on behalf of Seller and Seller shall provide a copy to Purchaser of the corporate resolutions to such effect at the closing. Notwithstanding the above, Purchaser acknowledges that Seller's authority is subject to its obtaining a vote of a majority in interest of the Limited Partners of HPP 90

      (c) Except as disclosed in any of the materials heretofore furnished by Seller to Purchaser, to the knowledge of the officers and directors of Seller, without independent inquiry (i) the Property does not fail to comply with any laws, statutes, ordinances, codes, rules, regulations or requirements of any governmental authority or agency (local, state or federal) having jurisdiction over the Property which are applicable to the Property or to any part thereof or which are applicable to the use or manner of use, occupancy possession, or operation of the Property, (ii) neither the Property nor any portion thereof violates any zoning, building, fire, health, traffic, pollution, subdivision, environmental protection or hazardous waste disposal ordinance, code, law or regulation applicable thereto, and (iii) there are no violations of any easement, restrictive covenant or other matter of record affecting the Property or any thereof, to the extent any such noncompliance or violation under (i),
(ii) or (iii) above would be likely to materially impair the use of the Property for its intended purpose. Seller shall give prompt notice to Purchaser of any notice of any such noncompliance or violation which shall be received by Seller prior to Closing.

      (d) Except as otherwise disclosed in written material furnished by Seller to Purchaser, to the knowledge of the officers and directors of Seller, without independent inquiry, the Improvements and the Property are free of and there has been no release of any Hazardous Materials (as that term is defined in Section 6(a)(i) hereof) including hazardous or toxic wastes, substances or materials or contaminants, oil, pesticides, radioactive or other materials, the removal of which is required, or the maintenance of which is prohibited or penalized, by any local, state or federal agency authority or governmental unit. Further, Seller represents and warrants that Seller has never generated, stored, handled or disposed of any Hazardous Materials on, in, or under the Property except for the storage and handling in accordance with applicable laws of Hazardous Materials used in the ordinary course of Seller's business. If prior to the Closing, Seller obtains actual knowledge of any such facts or circumstances, Seller shall promptly notify Purchaser of such fact and Purchaser shall have seven (7) business days from its receipt of such notice to exercise the rights afforded it under Section 14.

      (e) No officer or director of Seller is aware of, or has received notice of, any suits, judgments, or violations of any kind relating to the Property; or of any suit or judgment presently pending or threatened which would create a lien upon the Property, and Seller shall give prompt notice to Purchaser of any such suit or judgment filed, entered or threatened prior to Closing.

      (f) To the best of Seller's knowledge, there are not presently pending or contemplated any special assessments or any condemnation or eminent domain proceedings affecting the Property or any part thereof. Seller shall give prompt notice to Purchaser of any such proceedings which occur or are threatened with respect to the Property prior to Closing.

      (g) Seller is not aware of nor has Seller received notice of any pending or contemplated changes in the status of zoning for the Property. Seller has no agreement currently in effect with any entity, public or private, which would be binding upon Purchaser and would prevent or limit the use of the Property for any of the uses allowed by applicable zoning ordinances, including, the Intended Use. Seller shall give prompt notice to Purchaser of any proposed changes of zoning of which Seller is aware prior to the Closing.

      (h) Unless being contested in a legal proceeding allowed by the laws of the State of Maryland, all taxes, assessments of any kind, costs associated with any betterment construction, water charges and sewer charges affecting the Property or any part thereof due and payable at the time of the Closing shall have been paid in full by Seller, All special assessments which are or will become a lien of the Property or any part thereof shall also have been paid in full by Seller and discharged prior to the date set for Closing, whether or not
(i) confirmed, (ii) payable in installments or (iii) yet constituting a lien against the Property. If being contested, Seller shall provide such documents and funds as may be reasonably required by the title company in order to insure title to the Property without exception to such contested matters.

      (i) Except as otherwise disclosed by Seller to Purchaser, there are no parties in possession of the Property or entitled to possession thereof other than Seller. Except as otherwise disclosed by Seller to Purchaser, there are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or oral) which grant any possessory interest in and to any space situated on or in the Property or that otherwise give rights to the use of the Property or portions thereof. Seller represents and warrants that there is not currently existing any management, maintenance, operating or other agreement affecting the Property which could bind Purchaser or the Property after the Closing except such agreement with Winn Management.

      (j) The amount necessary to discharge all outstanding mortgages and other monetary liens currently affecting the Property does not exceed the net amount of the Purchase Price to be received by Seller at the Closing, after deductions (if any) for the adjustments provided herein and payment of the broker's commissions and there are no restrictions affecting prepayment contained in any such mortgage(s). Further, Seller shall not create any new encumbrances or restrictions affecting the Property.

      (k) The Property has direct, indefeasible legal and practical access of record for ingress and egress to an identified public way.

      (l) Seller is familiar with the provisions of Sections 897 and 1445 of the Internal Revenue Code (the "Code"), Seller is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Code, and therefore Purchaser is not required to withhold a tax equal to ten percent (10%) of said Purchase Price upon the transfer and conveyance of said Property.

      5. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that:

      (a) Purchaser has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; and this Agreement and Purchaser's performance hereunder will not conflict with or result in a breach of, any of the terms, covenants and provisions of the Certificate of Organization or Operating Agreement of Purchaser, as same may have been amended.

      (b) The person signing this Agreement on behalf of Purchaser is duly authorized to execute the same on behalf of Purchaser and Purchaser shall provide to Seller a copy of the corporate resolutions to such effect at the Closing.

      6. Conditions to Purchaser's Obligations to Purchase the Property. In addition to the other conditions to be satisfied hereunder, Purchaser's obligations hereunder are expressly contingent upon fulfillment of all of the following:

      (a) Purchaser may make or cause to be made all site assessments. Tests, borings, and inspections it deems necessary to determine if there are any "hazardous wastes", "hazardous substances", "oil" or "hazardous materials" (as all those terms are defined under applicable governmental regulations), or any medical wastes, radioactive materials, lead, asbestos, urea formaldehyde, or radon ("Hazardous Materials"), in, on, about, under or in the area of the Property, and shall be satisfied in its sole and absolute discretion with the results of all such site assessments, tests, borings and inspections. Purchaser agrees that its agents and representatives shall, prior to entering the Property, report to Seller's manager or other designated representative, and shall not interfere with the conduct of Seller's business while performing any test or inspection hereunder. No borings or other invasive actions shall be made or taken by Purchase's representatives without the prior written approval of Seller, such approval not to be unreasonable withheld.

      (b) Purchase may make or cause to be made an instrument survey of the Property and such survey shall disclose no matters affecting the Property which are reasonable determined by Purchaser to adversely affect the title or value of the Property or the use of the Property for the Existing Use.

      (c) Purchaser shall have obtained surveys, engineering reports, percolation tests, commitment letters and other evidence satisfactory to Purchaser indicating that : (i) the Property contains or is service by adequate water supplies, and (ii) adequate utilities are available adjacent to the Land without the need for any third party easements not already unconditionally appurtenant to the Property.

      (d) Purchaser shall conduct such surveys, analyses, inspections, and tests of the Property as reasonable deemed necessary by Purchaser.

      (e) Purchaser shall have obtained a commitment from a title insurance company selected by Purchaser pursuant to which such company agrees to insure title to the Property, at normal premium rates, in an ALTA form, which commitment shall delete the printed exceptions for mechanics' and materialmen's liens, parties in possession and surveys, shall include a so-called Comprehensive Endorsement, and shall: (i) affirmatively insure that there will be no violations of any applicable restrictions pertaining to the Property if used, operated, leased and/or sold as contemplated herein, (ii) insure that the Property has legal and actual access to an identified public roadway, (iii) provide that all such affirmative coverages will be available to future purchasers and their mortgagees at normal premium rates, and (iv) provide such other affirmative coverages as Purchaser may reasonably require.

      (f) Purchaser shall review and be satisfied with all zoning, land use and environmental laws, codes, ordinances, and regulations affecting the Property and shall have obtained all zoning, subdivision, and environmental permits and approvals and other applicable permits, approvals, consents or licenses as may be necessary for the Existing Use.

      If the conditions of subsection (a) above are not fully satisfied in a manner which is acceptable to Purchaser in its sole and absolute discretion on or before thirty (30) days from the date of this Agreement, (Purchaser's satisfaction therewith to be evidenced by written notice to Seller) or if any of the other conditions precedent specified above are nor fully satisfied in a manner which is acceptable to Purchaser in its sole and absolute discretion on or before thirty (30) days from the date of this Agreement, (Purchaser's satisfaction again to be evidenced by written notice to Seller) then this Agreement shall be terminated and the Earnest Money together with all interest earned thereon shall be immediately refunded to Purchaser, whereupon all obligations of the parties hereto shall cease and this Agreement shall be void without recourse to the parties hereto. In the event that the afore-mentioned 30 day time period expires without Purchaser having communicated in writing with Seller as to the satisfaction of the conditions of this Section6, then it shall be presumed that the applicable conditions have been fully satisfied in a manner acceptable to Purchaser.

      7. Effect of Presence of Hazardous Material on the Property. If Purchaser's inspection of the Property during its due diligence period as provided for in Section 6 above shall reveal the presence of Hazardous Materials therein, Purchaser shall promptly notify Seller in writing of such condition. In such event Seller and Purchaser shall proceed to negotiate in good faith a resolution to the matter. In the event that the parties fail to find a resolution within 30 days of Purchaser's notice to Seller, then either party may elect to terminate this Agreement in which event Purchaser shall have the right to the return of any and all Earnest Money, interest thereon, held by the Escrow Agent.

      8.  Covenants of Seller.

      (A) Seller  covenants  that  between  the date of this  Agreement  and the
Closing:

      (i) Purchaser and its representatives, agents, contractors, engineers and architects, and each of their respective officers, directors, agents, employees, representatives, and designees shall have reasonable access to the Property at any time and from time to time, following reasonable notice to Seller at Purchaser's sole cost and expense: (A) to show the Property to third parties (including without limitation, contractors, engineers, architects, attorneys, insurers, banks, and other lenders or investors) and (B) to perform any and all tests, borings, inspections, environmental site assessments and measurements which Purchaser reasonable deems necessary or appropriate hereunder, including, without limitation, for purposes of locating all utility conduits serving the Property, making soil borings, performing soil compaction tests, performing mechanical or structural inspections, and making such surveys and other topographical and engineering studies and other tests, surveys and studies as Purchaser or Purchase's lender mat deem necessary to appropriate. Purchaser's representatives shall not interfere with the conduct of Seller's business while performing any test or inspection hereunder, and shall obtain Seller's prior written approval before making any soil borings or taking other invasive actions, such approval not to be unreasonable withheld. Promptly following such tests and surveys, Purchaser shall restore any disturbed Property to its condition prior to such tests and surveys. Purchaser does hereby indemnify and hold harmless Seller from any and all claims, actions and judgments asserted against Seller resulting from the entry upon the Property by Purchaser and its representatives, agents, contractors, engineers and architects for the purpose of conducting any test, borings, inspections, environmental site assessments, surveys engineering studies and other testing and studies desired by Purchaser or Purchaser's lender, including damage to the Property or injury to persons. Purchaser further agrees to promptly pay any and all judgments obtained against Seller and to promptly pay or reimburse Seller for any and all costs, expenses and attorney's fees incurred by Seller in the defense of any and all such claims, actions, and judgments resulting from the entry granted to Purchaser to Seller's Property under the terms hereof. This provision shall survive termination of this Agreement or Closing.

      (ii) Promptly upon the execution hereof, Seller will furnish to Purchaser for Purchaser's review and approval complete and accurate copies of any surveys, drawings, agreements running with Property and any other documents reasonably requested by Purchaser concerning the ownership and condition of the Property (for informational purposes, without warranty or representation regarding accuracy thereof) which are in the possession of Seller or its counsel. Seller shall also furnish to Purchaser copies of any leases Seller is a party to, or easements in favor of Seller, concerning any and all properties adjacent to the Premises.

      (iii) Except with respect to leases or agreements made in the ordinary course of Seller's business, Seller shall not permit any new occupancy of, or enter into any new lease for, space in or on the Property, or any portion thereof, or enter into or renew any management, maintenance or other agreement affecting the Property which could bind Purchaser or the Property after the Closing, unless Purchaser has previously approved such occupancy, lease or agreement in writing.

      (iv) From and after the date hereof and continuing until the Closing date, Seller, at Seller's sole cost and expense, shall maintain in full force and effect its present hazard and public liability insurance policies, or reasonable equivalent substitute policies.

      (v) Seller shall not execute any new mortgages on the Property or modify the existing mortgage(s) on the Property, or otherwise encumber the Property.

      (vi) Seller shall not modify or alter the property in any material respect.

      (vii) Seller shall operate, maintain and manage the Property in substantially the same manner as it is presently being operated, such that at the Closing date, the Property shall be in substantially the same physical condition as on the date of execution hereof, normal were and tear and damage or destruction by fire or other casualty excepted. Notwithstanding the above the property when transferred is sold "as is", "where is" and "with all faults."

      (viii) Seller shall provide Purchaser with a certificate dated the date of Closing confirming that all of the statements in Section 4 hereof and all other warranties and representations of Seller contained herein are true, correct and complete as of the date of Closing. Seller agrees to indemnify and hold Purchaser harmless from and against any and all claims, losses. Liabilities, damages, expenses and fees, including without limitation, reasonable attorney's fees, incurred by Purchaser as a result of the failure of any of Seller's warranties and representations contained in this Agreement. The provisions of this Section (viii) shall survive delivery of the deed hereunder or the termination of this Agreement for a period of 3 years from the date of Closing.

      (B) In the event that Seller shall: (i) receive notice or have actual knowledge of any violation of any zoning, building, fire, health, pollution, environmental protection or waste disposal ordinance, code, law or regulation applicable to the Property, which may have a material adverse impact upon the use of the Property for its Intended Use, or (ii) receive notice of any suit or judgment which would create a lien upon the Property in the hands of Purchaser after Closing, then at the option of Purchaser, Purchaser shall have the right in its sole discretion to terminate this Agreement. Upon such termination, Escrow Agent shall refund the Earnest Money with interest thereon to Purchaser and this Agreement and all rights and obligations hereunder shall immediately terminate.

      9.  Closing.  Subject to  extension  by mutual  agreement  or  pursuant to
Section 7 hereof, the Closing shall be held contemporaneous with, that is at the same time and place, as the Closing between Henderson's Wharf Baltimore, LLC and Henderson's Wharf Baltimore L.P. pursuant to an agreement of even date for the purchase of the Property at 1000 Fell Street, Baltimore. At the closing, Seller and Purchaser will execute and deliver all deeds and other documents necessary to consummate the transaction contemplated by this Agreement pursuant to the terms of this Agreement. In the event that the Closing does not occur within the period provided for in this Section 9, either party shall have the right to terminate this Agreement upon notice to the other, specifying the effective date of termination, whereupon the Earnest Money with interest shall be returned to the Purchaser and all rights and obligations hereunder shall immediately terminate. Notwithstanding the above, either party may obtain one 30 day extension of the closing upon written request delivered to the other.

      10. Conveyance of the Property. At the Closing, Seller shall convey to the Purchaser, or Purchaser's nominee, good and clear record and marketable fee simple title to the Property insurable as provided in Section 6(e) above, which title will be free and clear of all liens, encumbrances, tenancies and restrictions (including condemnation proceedings) of any kind and nature. Seller will warrant that the title to the Property is free and clear of all liens, encumbrances, tenancies and restrictions whatsoever. At Closing, Seller will deliver to Purchaser such surveys, final plans and specifications for the Improvements in possession of or in control of Seller or Seller's counsel and all warranties with respect to the Property. At Closing, also, Seller shall execute and deliver (i) a mechanics lien affidavit in the form generally used in the State of Maryland, but which affidavit shall provide that all work done or material furnished on or at the Property have been completed and paid for in full; (ii) an assignment of Seller's entire interest in any permits, licenses or approvals affecting the Property (provided, however, in the absence of an express assignment, delivery of the deed will conclusively be deemed to constitute the assignment of all such permits, licenses and approvals to Purchaser); (iii) originals of all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans or studies of ant kind that relate to the Property which are in the possession of Seller or its counsel; (iv) affidavits to Purchaser's title insurer as to parties in possession or with a right to possession of, and mechanic's liens with respect to the Property, which affidavits shall be sufficient to have the normal printed exceptions with respect to such matters, deleted from Purchaser's and Purchaser's lender's title insurance policy(ies); (v) an affidavit certifying that Seller is not a "foreign person" as of the Closing date, as provided in
Section 4(m) hereof; (vi) a certificate by Seller to the effect that all of the representations and warranties set forth in Section 4 remain true and correct as of the Closing Date; (vii) a 1099-B form; (viii) a W-9 form stating that no backup withholding is necessary to disburse Seller's share, if any, of the interest earned with Earnest Money; (ix) such documents, certificates and instruments reasonable deemed necessary or appropriate by Purchaser's counsel to effectuate the transaction which is the subject of this Agreement; (x) all other documents expressly required by this Agreement to be delivered by Seller; and
(xi) a bill of sale to all personlty and personal property located at the Property.

      To enable Seller to make the conveyance as herein provided, at the time of delivery of the deed, Seller shall use the Purchase Price or any portion thereof to clear title to the Property of any or all encumbrances, and all instruments so procured shall be recorded simultaneously with the delivery of the deed, or provisions reasonably satisfactory to Purchaser's counsel or Purchaser's title insurance company shall be made prior to the Closing date for recording thereof as soon as practicable after the Closing date.

      11. Closing Costs. Seller shall pay the State and local real estate transfer taxes and documentary stamps assessed in connection with the Closing, the legal fees of its own counsel and the cost of obtaining and rendering any "title clearance" documents, including, but not limited to, recording fees relating to the discharge of all outstanding mortgages or other liens of record, as well as the cost of title curative matters, if any. The premiums for owner's title insurance policies, Purchaser's legal fees and recording fees for the deed, shall be paid by the Purchaser.

      12. Possession of Property. The Property shall be delivered to Purchaser in the same condition as it is as of the date hereof, reasonable wear and tear to the date of delivery of the deed excepted, and in compliance with all zoning laws and any other encumbrances expressly permitted by this Agreement. Purchaser shall be permitted to inspect the property prior to the Closing in order to determine whether the condition thereof complies with the terms of this Section
12. Property shall be delivered subject only to the leases for boat slips in effect through the normal course of operations.

      13. Brokers. Seller hereby represents and warrants and will represent and warrant at Closing to Purchaser that is has not engaged any broker or agent in regard hereto or to the sale and purchase of the Property, or both, and Seller agrees to indemnify Purchaser and hold Purchaser harmless against all liability, loss, cost, damage, claims and expense (including but not limited to, attorneys fees and cost of litigation) the Purchaser shall ever suffer, incur, or be threatened with because of any claim by any broker or agent, for any said fee, commission or other Compensation with respect to the sale and purchase of the Property. Purchaser hereby represents and warrants and will represent and warrant at Closing to Seller that it has not engaged any broker or agent in regard hereto or to the purchase of the Property, or both, and Purchaser agrees to indemnify Seller and hold Seller harmless against all liability, loss, loss cost, damage, claims and expense (including, but not limited to, attorneys' fees and all costs and expenses of litigation) the Seller shall ever suffer, incur, or be threatened with because of any claim by any broker or agent purported to be engaged by Purchaser, for any fee, commission or other compensation with respect to the sale and purchase of the Property.

      14. Termination. In addition to Purchaser's rights as set forth in Section 6 hereof, Purchaser, at Purchaser's sole election, may cancel and terminate this Agreement by written notice to the Seller, if any one or more of the following conditions or state of facts shall exist at the time of Closing.

      (a) Failure of Seller to deliver to Purchaser at the Closing the instruments described in Section 10 hereof, or required elsewhere by the terms of this Agreement.

      (b) The failure of Seller to comply with any other provision of this Agreement or the fact that any representation or warranty of Seller set forth in this Agreement was materially inaccurate at the time made.

      (c) Any notice shall have been given or proceeding filed or commenced by governmental authority having the power to rezone the Property proposing to rezone the Property so as to preclude the Existing Use thereof.

      In the event Purchaser elects to cancel this Agreement pursuant to the terms of this Section 14, Escrow Agent shall pay the Earnest Money with all interest accumulated thereon, to Purchaser, and this Agreement shall be of no further force or effect.

      15. Notices. All notices, demands, or requests required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been properly given or served and shall be effective upon either (I) hand delivery, (ii) being deposited in the United States mail, postpaid and registered or certified with return receipt requested, (iii) electronically transmitted or (iv) being deposited with a reputable overnight delivery service, provided, however, the time period in which a response to any notice, demand, or request must be given shall commence on the date of receipt by the addressee thereof. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand, or request sent. Any such notice, demand or request if given to Seller shall be addressed as follows:

      Terrence P. Sullivan
      Historic Preservation Properties
      45 Broad Street
      Boston, MA 02109
      Phone:  (617) 422-5815
      Fax:    (617) 338-6164

      Robert Gunn
      Gunn Financial, Inc.
      45 Broad Street
      Boston, MA 02109
      Phone:  (617) 338-6900
      Fax:    (617)  338-6164

      And to:

      Franklin H. Levy, Esquire
      Abrams, Roberts, Klickstein & Levy
      265 Franklin Street
      Boston, MA 02110

      Phone:  (617) 261-6000
      Fax:    (617) 261-1566

      Either party shall have the right to change its address for notice hereunder by giving notice thereof to the other party in the manner hereinabove set forth.

      16. Successors and Assigns. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective successors and permitted assigns, to the same extend as if specified at length throughout his Agreement. This Agreement may be assigned by Purchaser without Seller's prior consent, provided Purchaser shall remain liable for the obligations of Purchaser made hereunder.

      17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

      18. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

      19. Prior Discussion and Amendments. This Agreement supersedes all prior discussion and agreements between Seller and Purchaser with respect to the conveyance of the Property and all other matters contained herein and constitutes the sole and entire agreement between Seller and Purchaser with respect thereto. This Agreement may not be modified or amended unless such amendment is set forth in writing an signed by both Seller and Purchaser.

      20. Judicial Interpretation. Should any provision of this Agreement require judicial interpretations, it is agreed that that court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation hereof.

      21. Survival of Contract. All agreements, representations and warranties made herein shall be impaired by any investigation or other act by Purchaser, shall survive the Closing for a period of three years, and shall not be merged into the documents executed and delivered at Closing. In the event that, prior to Closing, Purchaser discovers that any Seller's representations or warranties made herein are materially untrue or incomplete, Purchaser shall promptly notify Seller thereof. In the event that Purchaser has such knowledge prior to Closing either (a) does not so notify Seller, or (b) accepts title to the Property following disclosure to Seller, Purchaser shall have no claim against Seller hereunder with respect to such untrue or incomplete representation or warranty.

      22. Defaults. If on the Closing date, Seller (a) shall be unable to convey title or deliver possession of the Property as required by this Agreement or to satisfy any of the terms and conditions precedent to closing set forth herein, or (b) the Property does not then conform to the provisions hereof, or (c) any of Seller's representations and warranties contained herein are not fully accurate as of the Closing date, the Closing date shall be extended for such period, not to exceed sixty (60) all of Seller's obligations hereunder. If, at the expiration of such extended time for performance, despite having used such diligent efforts, Seller shall remain unable to satisfy and perform all of Seller's obligations, then Purchaser shall have the option, at Purchaser's sole discretion: (i) to terminate this Agreement by notice given to Seller, whereupon the Earnest Money, together with all interest thereon and all other sums, if any, paid by Purchaser to Seller hereunder shall be promptly refunded to the Purchaser and all obligations of the parties hereto, excluding, however, those provisions which are expressly provided herein to survive termination of the Agreement, or (ii) to accept title to the Property, subject to the matters set forth in clauses (a)-(c) and without recourse against Seller for or with respect to such matters, provided that Purchaser and Seller first agree in writing to an adjustment of the Purchase Price. Purchaser shall have the right to obtain specific performance of this Agreement, as well as the benefit of any other rights or remedies provided herein by applicable law.

      23. Title and Objections to Title. Promptly after execution of this Agreement, Purchaser shall cause to be issued a title insurance commitment by a title insurance company acceptable to Purchaser agreeing to insure Purchaser as the owner of the Property upon recordation of the limited warranty deed. Seller shall, at or prior to Closing, pay all taxes and assessments of whatever kind, nature or description which constitute a lien upon the Property (other than those not then due and payable) and shall pay all indebtedness secured by the Property. Within 30 days after its receipt of the title insurance commitment, Purchaser may object by written notice to Seller to any other exceptions disclosed in the commitment which Purchaser is not willing to accept. Any and all exceptions to which Purchaser does not so object (other than those described in the second sentence of this section) shall be considered "Permitted Title Exceptions". In the event Purchaser objects to any exceptions as provided above, Seller shall have a period of 30 days from receipt of Purchaser's written objection within which to notify Purchaser by written notice whether Seller commits, at or prior to Closing, to eliminate the exceptions to which Purchaser objects. Unless Seller gives notice that it intends to eliminate all of the objectionable exceptions, Purchaser shall have the right, to be exercised by written notice to Seller within ten days after Purchaser's receipt of Seller's notice, to terminate this Agreement and receive a refund of the Earnest Money, together with all interest earned thereon. If Purchaser fails to terminate this Agreement as provided in the preceding sentence, Purchaser, notwithstanding its objection, shall take title to the Property subject to all exceptions other than those described in the second sentence of this section and those which Seller commits in writing to remove, and such additional exceptions to which Purchaser shall take subject shall be considered "Permitted Title Exceptions".

      24. Condemnation. If any action or proceeding is filed (or notice of such action or proceeding given) under which all of the Property or a material portion thereof may be taken under the right of eminent domain, then Seller shall promptly give notice thereof to Purchaser and Purchaser shall have ten
(10) days after such receipt of notice in which to either (a) terminate this Agreement by giving written notice to such effect to Seller, and upon giving of such notice by Purchaser, Escrow Agent shall refund the Earnest Money and all interest accumulated thereon to Purchaser and thereafter the parties shall have no further rights or obligations under this Agreement other than the surviving obligations, or (b) accept title to the Property subject to such condemnation or eminent domain proceeding, by giving written notice to Seller, in which event at Closing, Seller shall assign to Purchaser all condemnation awards for such condemnation with no reduction or abatement in the Purchase Price. In the event such taking is not material purchaser shall receive am assignment of any award for such taking.

      25. Casualty. If, prior to Closing, all or a material portion of Property is damaged by fire or other casualty and the cost of repairing some exceeds 5% of the purchase price Seller shall promptly give notice thereof to Purchaser. Purchaser shall have ten (10) days after such receipt of notice in which to either: (a) terminate the Agreement by giving written notice to such effect to Seller, and upon the giving of such notice by Purchaser, Escrow Agent shall refund the Earnest Money and all interest accumulated thereon to Purchaser and thereafter the parties shall have no further rights or obligations under this Agreement other than the surviving obligations, or (b) accept title to the Property in its destroyed or damaged condition by giving written notice thereof to Seller, in which event at Closing, Seller shall assign to Purchaser all proceeds of insurance awards for such damages with no reduction or abatement in the Purchase Price. In the event the cost of repair is less than 5% of the purchase price Seller shall assign to Purchase all rights to and proceeds of insurance awards and the closing shall take place as set forth herein.

26. Time is of the Essence. Time is of the essence of this Agreement.

      27. Escrow Agent and the Settlement Agent. Escrow Agent shall and is hereby designated by Seller and Purchaser as the party responsible for closing the transaction contemplated in this Agreement, and, as such, shall file all necessary information, reports, returns and statements regarding this transaction as required by the Internal Revenue Code of 1986, as amended (the "Code"), including, without limitations, all reports, returns, and statements required pursuant to Section 6045 of the Code.

      28. Seller Approval. In order to fulfill its obligations hereunder, Seller must obtain approval of a majority in interest of the limited partners of HPP
90. Seller warrants that it will use its best efforts to obtain such approval and will commence the process immediately upon notification from the Buyer that the financing contingency in Section 6 (g) above has been satisfied. Seller expects that such approval will obtained by September 30, 1999. If such approval is not obtained by said date, Buyer, in is sole discretion, may extend the closing date thirty (30) days.

            IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first written above.

            SELLER

            Henderson's Wharf Marina L. P.
            Historic Preservation Properties 1990 L.P. Tax Credit Fund General Partner


            By: _____________________________________
                   Terrence P. Sullivan

            PURCHASER

            Henderson's Wharf Marina Inc.



            By: ______________________________________
                  Robert Gunn, President